                                                                Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on  Form S-3  of our report  dated  March 15,  2005  relating  to the financial statements, financial statement schedules,  management's assessment of
the  effectiveness  of  internal  control  over  financial   reporting  and  the
effectiveness  of internal  control over financial  reporting,  which appears in
Home  Properties   Inc.'s  Annual  Report  on  Form  10-K  for  the  year  ended
December 31,  2004.  We also  consent to the  incorporation  by reference of our reports  dated  May  23,  2005  relating  to  the  financial  statements  of The
Apartments at Wellington  Trace, The Hamptons,  and The Regency Club Apartments,
which  appear in the Current  Report on Form 8-K dated  August 8, 2005.  We also consent to the reference to us under the headings "Experts" in such Registration
Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
August 17, 2005